Exhibit 99.1

Revolution Lighting Technologies To Acquire Value Lighting Inc. And Affiliates To

Significantly Increase Distribution Footprint

Acquisition To Drive New Penetration Into Multifamily Housing Sector, Accelerate Company Growth And

Projected To Yield 2014 Pro Forma Combined Revenue Of Approximately $110 Million

Stamford, CT, March 10, 2014 – Revolution Lighting Technologies, Inc. (NASDAQ: RVLT) (“Revolution Lighting”), a leader in advanced LED lighting solutions, today announced it has entered into a definitive agreement to acquire Value Lighting Inc. and certain affiliates (“Value Lighting”), a leading supplier of lighting solutions to the multifamily residential housing sector and new construction marketplace across the U.S.

Value Lighting’s 2013 revenues were approximately $43 million and are expected to be approximately $55 million in 2014, with EBITDA in excess of 12% in both periods. More than half of Value Lighting’s expected 2014 revenues are in current backlog.

Under the terms of the agreement, Revolution Lighting will pay a total purchase price of $35.6 million for 100% of the outstanding equity of the Value Lighting business plus $3.5 million of assumed debt. Approximately $7.5 million of the purchase price will be paid in cash which is expected to be financed with bank debt with the remaining $28.1 million paid in Revolution Lighting common stock. As part of the acquisition, Revolution Lighting expects to receive at a minimum $9 million of working capital. The acquisition remains subject to customary closing conditions.

The Value Lighting equity holders will have the opportunity for earn-out payments of up to $10 million if 2014 and 2015 revenue and EBITDA targets are achieved. The earn-out payments will be made in shares of common stock or cash at Revolution Lighting’s option.

“This is an exciting and highly complementary acquisition that will allow Revolution Lighting to penetrate new markets, including the fast growing multifamily residential housing sector, and further accelerate our overall growth as a company,” said Robert V. LaPenta, Chairman and Chief Executive Officer of Revolution Lighting Technologies. “Value Lighting’s existing and new build customers are seeking to expand into LED lighting solutions and will provide a new and significant distribution channel for our company.”

Headquartered in Marietta, GA, Value Lighting was founded in 2005 and has provided lighting solutions for over 200,000 family units over the last five years. Value Lighting brings significant design and engineering capabilities, serving the multifamily marketplace, as well as hotels, assisted living facilities, student housing, military barracks and commercial facilities. With a proven track record highlighted by a marquee customer base, Value Lighting’s service-based approach allows for the ability to serve large scale purchases for customers, which include property owners, developers, general contractors, and electrical contractors.

Value Lighting’s 75 employees will join Revolution Lighting and its management team, which has combined lighting industry experience in excess of 85 years, as well as extensive technical, operational and selling experience, will continue to run the day to day operations at Value Lighting.

According to Reis, Inc., a leading provider of commercial real estate market information, multifamily construction is expected to increase relative to recent history, as well as longer historical trends. New completions in the top 82 U.S. markets for 2013 totaled roughly 124,000 units – on par with the long-term historical average of roughly 120,000 units per year. For 2014, new completions are expected to total about 164,000 units, well above the historical long-term average.

LaPenta continued, “Multifamily construction such as apartment buildings and condominiums has seen strong growth in recent years as people continue to move from suburban and rural areas into cities. This trend combined with an increasing emphasis on energy efficient construction will offer significant new greenfield and retrofit opportunities for our LED lighting solutions.”

“We are excited to join the Revolution Lighting team and leverage our experience and network to drive LED lighting installations across our installed and new customer base,” said Alan Carlquist, President, Value Lighting Inc. “In addition, Revolution Lighting’s extensive dealer and distributor network will allow Value Lighting to reach a larger customer base with its lighting solutions for future customers.”

Carlquist concluded, “We see significant opportunity for LED adoption in the markets we serve and have been on the search for a partner that will allow us to bring high-quality LED lighting solutions to our existing and new customer base. Revolution Lighting and its excellent network of dealers and distributors is the ideal partner to help us accelerate our growth with LED lighting.”

About Revolution Lighting Technologies Inc.

Revolution Lighting Technologies, Inc. is a leader in the design, manufacture, marketing, and sale of light emitting diode (LED) lighting solutions focusing on the industrial, commercial and government markets in the United States, Canada, and internationally. Through advanced technology and aggressive new product development, Revolution Lighting has created an innovative, multi-brand, lighting company that offers a comprehensive advanced product platform. The company goes to market through its Seesmart brand, which designs, engineers and manufactures an extensive line of high-quality interior and exterior LED lamps and fixtures; Lighting Integration Technologies Inc., which sells and installs Seesmart products; Lumificient, which supplies LED illumination for the signage industry; Relume Technologies, a leading manufacturer of outdoor LED products; and Sentinel, a revolutionary patented and licensed monitoring and smart grid control system for outdoor lighting applications. Revolution Lighting Technologies markets and distributes its product through a network of independent sales representatives and distributors, as well as through energy savings companies and national accounts. Revolution Lighting Technologies trades on the NASDAQ under the ticker RVLT. For additional information, please visit: www.rvlti.com.

About Value Lighting Inc.

Headquartered in Marietta, GA, Value Lighting was founded in 2005 and has provided lighting solutions for over 200,000 family units over the last five years. Value Lighting brings significant design and engineering capabilities, serving the multifamily marketplace, as well as hotels, assisted living facilities, student housing, military barracks and commercial facilities. With a proven track record highlighted by a marquee customer base, Value Lighting’s service-based approach allows for the ability to serve large scale purchases for customers, which include property owners, developers, general contractors, and electrical contractors.

Cautionary Statement for Forward-Looking Statements

Certain of the above statements contained in this press release are forward-looking statements that involve a number of risks and uncertainties, including the anticipated benefits of the Value Lighting Inc. acquisition and statements relating to the anticipated future growth and profitability of our business. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Reference is made to Revolution Lighting’s filings under the Securities Exchange Act for additional factors that could cause actual results to differ materially, including our history of losses, the potential for future dilution to our existing common stockholders, our status as a controlled company, the risk that demand for our LED products fails to emerge as anticipated, competition from larger companies, and risks relating to third party suppliers and manufacturers, as well as the other Risk Factors described in Item 1A of our Form 10-K for the fiscal year ended December 31, 2012. Revolution Lighting Technologies, Inc. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those indicated in the forward-looking statements as a result of various factors. Readers are cautioned not to place undue reliance on these forward-looking statements.

Contact:

ICR

Anton Nicholas / Cory Ziskind, 203-682-8200

Anton.Nicholas@icrinc.com / Cory.Ziskind@icrinc.com

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